UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2007

IDAHO GENERAL MINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Idaho
(State or Other Jurisdiction of Incorporation)

000-50539	91-0232000
(Commission File Number)	(IRS Employer Identification No.)

1726 Cole Blvd., Suite 115, Lakewood, CO	80401
(Address of Principal Executive Offices)	(Zip Code)

(303) 928-8599
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2007, the Board of Directors of Idaho General Mines, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Bruce D. Hansen, the Company’s Chief Executive Officer (the “Amended and Restated Agreement”), which amends and restates Mr. Hansen’s original Employment Agreement with the Company dated January 31, 2007 (the “Original Agreement”). The Amended and Restated Agreement and the Original Agreement both provide, among other things, for a cash incentive payment (the “Financing Incentive”) of $1.0 million that is payable to Mr. Hansen upon the completion of equity and/or debt financing sufficient to commence production of the Mount Hope mine (the “Production Financing”). The Amended and Restated Agreement omitted a provision contained in the Original Agreement that provided that the Financing Incentive would be pro rated upwards or downwards to the extent the required Production Financing was more than or less than $500 million. The Amended and Restated Agreement does not contain any other material changes to the economic terms of the Original Agreement.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Amended and Restated Employment Agreement between the Company and Bruce D. Hansen dated September 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.
(Registrant)

Date: September 18, 2007	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer